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                                                          EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ackerly Communications, Inc. Non-Employee Directors' Equity Compensation Plan of our report dated March 1, 1996, with respect to the consolidated financial statements of Ackerly Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


Seattle, Washington
May 9, 1996